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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Plan and 1999 Director Option Plan of Phoenix Technologies Ltd. of our report dated October 19, 2000, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
December 3, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS